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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-46725, 33-52718, 33-88088, 33-85198, 33-99406, 333-08489, 333-50464, 333-57015, 333-117074, 333-140022, 333-145435, 333-155282 and 333-163507) and Forms S-3 (Nos. 333-06971 and 333-133784) of The Spectranetics Corporation and subsidiaries of our report dated March 12, 2010, with respect to the consolidated financial statements for the years ended December 31, 2009, 2008 and 2007, which appears in this Form 10-K.

/s/ Ehrhardt Keefe Steiner & Hottman PC Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
March 15, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm